Exhibit 99.1
Global Energy Distribution Group, LLC
Consolidated Financial Statements
June 30, 2005 and December 31, 2004

Roy Carter, CPA
CERTIFIED PUBLIC ACCOUNTANT AND MANAGEMENT CONSULTANT
TO THE BOARD OF DIRECTORS
Global Energy Distribution Group, LLC
PLANO, TEXAS
We have audited the accompanying Balance Sheet of Global Energy Distribution Group, LLC, as of December 31, 2004, and the related Statements of Income, Members’ Equity and Cash Flows for the period then ended. These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these Financial Statements based on the results of our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, Financial Statements referred to above present fairly, in all material respects, the financial position of Global Energy Distribution Group, LLC, as of December 31, 2004, and the results of its operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.
CERTIFIED PUBLIC ACCOUNTANT
October 25, 2005
308 West Main Street, Durant, Oklahoma 74701
Telephone (580) 924-4627 Fax No. (580) 924-4631 E-mail royrambocarter@sbcglobal.net

Global Energy Distribution Group, LLC.
CONSOLIDATED BALANCE SHEETS
AT DECEMBER 31, 2004

December 31,
2004
ASSETS
CURRENT ASSETS
Cash	$143
Accounts receivable, net of allowance for bad debt of $0 in 2004	46,466
Inventory	23,037
Total current assets	69,646

OTHER ASSETS
Subscriptions Receivable	100,000
Total other assets	100,000

TOTAL ASSETS	$169,646

December 31,
2004
CURRENT LIABILITIES
Accounts payable-trade	$58,883
Accounts payable-affiliates	39,718
Total current liabilities	98,601

LONG TERM LIABILITIES
Total long term liabilities	—

TOTAL LIABILITIES	98,601
MEMBERS EQUITY (DEFICIT)
Members Equity	100,000
Retained Earnings (deficit)	(25,956)

Total stockholders’ (deficit)	71,044
TOTAL LIABILITIES AND MEMBERS EQUITY (DEFICIT)	$169,646

The accompanying notes are an integral part of these financial statements

Global Energy Distribution Group, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2004

December 31, 2004
REVENUES	$304,346
COST OF GOODS SOLD	178,709
GROSS PROFIT	125,637

OPERATING EXPENSES
Consulting	39,000
Salaries and benefits	—
Legal and accounting	—
Research and development	—
Sales and marketing	4,943
General and administrative	16,829
TOTAL OPERATING EXPENSES	60,772

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSES)	64,865
INCOME (LOSS) BEFORE INCOME TAXES	64,865
INCOME TAXES	—
NET INCOME (LOSS)	$64,865

Global Energy Distribution Group, LLC.
CONSOLIDATED STATEMENTS OF MEMBERS EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004

December 31, 2004
MEMBER EQUITY DECEMBER 31, 2003	$(93,821)
Equity Subscribed	100,000
Net Income for the year ended December 31, 2004	64,865
Member Equity December 31, 2004	$71,044

Global Energy Distribution Group, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004

December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$64,865
(Increase) decrease in assets:
Accounts receivable	(46,466)
Inventory	(23,037)

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	98,548
Total adjustments	29,045

Net cash provided by in operating activities	93,911
CASH FLOWS FROM INVESTING ACTIVITIES
Subscriptions Receivable	(100,000)

Net cash provided by in investing activities	(100,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of promissory notes	(20,000)
Proceeds from member contributions	23,362

Net cash provided by financing activities	3,362
NET (DECREASE) INCREASE IN CASH	(2,727)
CASH, BEGINNING OF THE PERIOD	2,870
CASH, END OF THE PERIOD	$143

Global Energy Distribution Group, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2004
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Global Energy Distribution Group, LLC was organized September 23, 2003, as a Texas Limited Liability Company. It became the exclusive master distributor of Global Energy Group, Inc. products, in accordance with a refinancing transaction which was consummated on January 30, 2004. Global Energy Group, Inc. is a related party. Global Energy Distribution Group, LLC has no warranty liabilities for the product; all warranties are provided by Global Energy Group, Inc.. There were no operating activities for the period from September 23, 2003, to December 31, 2003.
The Financial Statements of Global Energy Distribution Group, LLC have been prepared on the accrual basis of accounting wherein revenues are recognized when earned, rather than when collected, and expenses are recognized when incurred, rather than when paid.
As of December 31, 2004, all accounts receivable were considered collectible.
INCOME TAXES
Global Energy Distribution Group, LLC is a pass-through entity under the Internal Revenue Code, whereby, for income tax purposes, profits and losses are reported at the member level, rather than the entity level.

NOTE TWO — INVENTORY
As of December 31, 2004, there was $16,343.34 and $6,693.77, at cost, of HVAC and lighting inventory, respectively. These amounts include inventory actually received. All HVAC inventory was purchased from Global Energy Group, Inc.; the lighting inventory was purchased from other companies. The Company has elected the first in, first out (FIFO) method of costing inventory.

Global Energy Distribution Group, LLC.
CONSOLIDATED BALANCE SHEETS
AT JUNE 30, 2005
(unaudited)

June 30,
2005
ASSETS
CURRENT ASSETS
Cash	$1,817
Accounts receivable, net of allowance for bad debt of $0 in 2005	103,531
Inventory	178,025
Total current assets	283,374

OTHER ASSETS
Subscriptions Receivable	100,000
Total other assets	100,000

TOTAL ASSETS	$383,374

June 30,
2005
CURRENT LIABILITIES
Accounts payable-trade	$30,934
Accounts payable-affiliates	203,605
Total current liabilities	234,539

LONG TERM LIABILITIES
Total long term liabilities	44,863

TOTAL LIABILITIES	279,402
MEMBERS EQUITY (DEFICIT)
Members Equity	87,124
Retained Earnings (deficit)	16,848

Total stockholders’ (deficit)	103,972
TOTAL LIABILITIES AND MEMBERS EQUITY (DEFICIT)	$383,374

The accompanying notes are an integral part of these financial statements.

Global Energy Distribution Group, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR SIX MONTHS JUNE 30, 2005
(unaudited)

June 30, 2005
REVENUES	$65,402
COST OF GOODS SOLD	47,618
GROSS PROFIT	17,785

OPERATING EXPENSES
Consulting	—
Salaries and benefits	—
Legal and accounting	—
Research and development	—
Sales and marketing	—
General and administrative	936
TOTAL OPERATING EXPENSES	936

INCOME (LOSS) BEFORE OTHER INCOME (EXPENSES)	16,848
INCOME (LOSS) BEFORE INCOME TAXES	16,848
INCOME TAXES	—
NET INCOME (LOSS)	$16,848

Global Energy Distribution Group, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS JUNE 30, 2005
(unaudited)

June 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$16,848
(Increase) decrease in assets:
Accounts receivable	(57,065)
Inventory	(154,988)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	135,937
Total adjustments	(76,116)

Net cash provided by in operating activities	(59,268)
CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by in investing activities	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory notes	44,863
Proceeds from member contributions	16,080

Net cash provided by financing activities	60,943
NET (DECREASE) INCREASE IN CASH	1,675
CASH, BEGINNING OF THE PERIOD	143
CASH, END OF THE PERIOD	$1,817